Exhibit 10.81

The undersigned, the Trustee under that certain Amended and Restated Indenture, dated as of _______________, 2011, by and between the Trustee and Southwest Iowa Renewable Energy, LLC, hereby executes and delivers this counterpart signature page to that certain Subordination Agreement, dated as of June 17, 2010, by and among Bunge N.A. Holdings, Inc., ICM, Inc., and AgStar Financial Services, PCA, and agrees to be bound by all of the terms and conditions set forth therein from and after the date hereof.

TREYNOR STATE BANK, as Trustee and as attorney-in-fact for the Public Noteholders

By:
Name:
Title:

Date:	, 2011

Address for notices:

15 E. Main Street
P.O. Box A
Treynor, IA 51575-0009
Ph: (712) 487-3000

[COUNTERPART SIGNATURE PAGE TO SUBORDINATION AGREEMENT]